                                                                    Exhibit 4.18

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                   PREFERRED SECURITIES GUARANTEE AGREEMENT



                                     AMONG
                              MUTUAL GROUP, LTD.,


                          MUTUAL RISK MANAGEMENT LTD.

                                      AND


                           THE CHASE MANHATTAN BANK,
                             AS GUARANTEE TRUSTEE


                        DATED AS OF___________________



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

                               TABLE OF CONTENTS

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                                                                                                              Page No.
                                                                                                              -------
                                                       ARTICLE I

                                            DEFINITIONS AND INTERPRETATIONS

SECTION 1.1  Definitions and Interpretations.................................................................       2

                                                      ARTICLE II

                                                 TRUST INDENTURE ACT
SECTION 2.1  Trust Indenture Act: Application................................................................       6
SECTION 2.2  List of Holders.................................................................................       6
SECTION 2.3  Reports by the Guarantee Trustee................................................................       7
SECTION 2.4  Periodic Reports to the Guarantee Trustee.......................................................       7
SECTION 2.6  Events of Default; Waiver.......................................................................       7
SECTION 2.7  Event of Default; Notice........................................................................       8
SECTION 2.8  Conflicting Interests...........................................................................       8

                                                    ARTICLE III

                                  POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee......................................................       8
SECTION 3.2  Certain Rights of the Guarantee Trustee.........................................................       9
SECTION 3.3  Compensation....................................................................................      11
SECTION 3.4  Indemnity.......................................................................................      11

                                                     ARTICLE IV

                                                  GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility..................................................................      12
SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustees......................................      12

                                                             ARTICLE V

                                                    MUTUAL GROUP LTD. GUARANTEE
SECTION 5.1  Mutual Group Ltd. Guarantee.........................................................................     13
SECTION 5.2  Waiver of Notice and Demand.........................................................................     13
SECTION 5.3  Obligations Not Affected............................................................................     13
SECTION 5.4  Rights of Holders...................................................................................     14
SECTION 5.5  Guarantee of Payment................................................................................     15
SECTION 5.6  Subrogation.........................................................................................     15
SECTION 5.7  Independent Obligations.............................................................................     15

                                                            ARTICLE VI

                                                LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1  Limitation of Transactions..........................................................................     16
SECTION 6.2  Ranking.............................................................................................     16
SECTION 6.3  Pari Passu Guarantees...............................................................................     17

                                                            ARTICLE VII

                                                           MRM GUARANTEE

SECTION 7.1  MRM Guarantee.......................................................................................     17
SECTION 7.2  Waiver of Notice and Demand.........................................................................     17
SECTION 7.3  Obligations Not Affected............................................................................     18
SECTION 7.4  Rights of Holders...................................................................................     19
SECTION 7.5  Guarantee of Payment................................................................................     19
SECTION 7.6  Subrogation.........................................................................................     19
SECTION 7.7  Independent Obligations.............................................................................     20
SECTION 7.8  Net Payments........................................................................................     20

                                                           ARTICLE VIII

                                                     RANKING OF MRM GUARANTEE

SECTION 8.1  Ranking.............................................................................................     22
SECTION 8.2  Pari Passu Guarantees...............................................................................     22

                                                            ARTICLE IX

                                                            TERMINATION
SECTION 9.1   Termination........................................................................................      22

                                                             ARTICLE X

                                                           MISCELLANEOUS
SECTION 10.1  Successors and Assigns.............................................................................      23
SECTION 10.2  Amendments ........................................................................................      23
SECTION 10.3  Notices............................................................................................      23
SECTION 10.4  Benefit............................................................................................      25
SECTION 10.5  Governing Law......................................................................................      25
SECTION 10.6  Submission to Jurisdiction.........................................................................      25

                   PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT, dated as of ________________________, is executed and delivered by Mutual Group, Ltd., a Delaware corporation (the "Guarantor"), having its principal executive offices at One Logan Square, Suite 1500, Philadelphia, Pennsylvania 19102, Mutual Risk Management Ltd., a Bermuda corporation ("MRM"), having its principal place of business at 44 Church Street, Hamilton HM 12 Bermuda, and The Chase Manhattan Bank, having a corporate trust office at 450 West 33rd Street, New York, New York, 10001, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of MRM Capital Trust [ ], a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of ______________, among the Trustees named therein, the Guarantor, as depositor (in such capacity, the "Depositor"), the Guarantor, as Note Issuer, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer (as amended from time to time, the "Trust Agreement"), the Issuer is issuing on the date hereof $___________ ($___________ if the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full), aggregate liquidation preference of its _____% preferred securities (liquidation preference $1,000 per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), will be used to purchase the Notes (as defined herein) of Mutual Group, Ltd. (in its capacity as issuer of the Notes, the "Note Issuer"), which will be deposited with The Chase Manhattan Bank, as Property Trustee under the Trust Agreement, as trust assets;

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, MRM desires irrevocably and unconditionally to guarantee, to the extent set forth in this Guarantee Agreement, the due and punctual payment of the Guarantee Payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor and which purchase MRM hereby agrees shall benefit MRM, the Guarantor and MRM each execute and deliver this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATIONS

SECTION 1.1  Definitions and Interpretations

     In this Guarantee Agreement, unless the context otherwise requires:

     (a) capitalized terms used in this Guarantee Agreement, but not defined in the preamble hereto have the respective meanings assigned to them in this
Section 1.1 or in the Trust Agreement, as the case may be;

     (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

     (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Preferred Securities Guarantee Agreement as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement, unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

     (f)  a reference to the singular includes the plural and vice versa; and

     (g) the masculine, feminine, or neuter genders used herein shall include the masculine, feminine and neuter genders.

     "Additional Amounts" means any additional amounts which are required hereby or by the Note Guarantee, under circumstances specified herein or therein, to be paid by MRM in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person; provided, however, that the Issuer shall not be deemed to be an Affiliate of the Guarantor or MRM. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, that except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee and shall not have cured such default within 60 days after receipt of such notice.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") with respect to Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, unless Notes are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $1,000 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Depositor, MRM, the Guarantee Trustee or any Affiliate of the Guarantor, the Depositor, MRM or the Guarantee Trustee.

     "Indebtedness" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable); (v) every capital lease obligation of such Person; (vi) every obligation of such Person pursuant to derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and
(viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

     "Indenture" means the Junior Subordinated Indenture dated as of ___________ _____ among the Note Issuer, the Note Guarantor and The Chase Manhattan Bank, as trustee, and any indenture supplemental thereto pursuant to which the Notes and the Note Guarantee are to be issued to the Property Trustee of the Issuer.

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in liquidation preference of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Issuer.

     "Note Guarantee" means the full and unconditional guarantee and indemnity of the Note Guarantor provided for in the Indenture with respect to the Notes.

     "Note Guarantor" means Mutual Risk Management, Ltd., in its capacity as guarantor of the Notes under the Indenture.

     "Notes" means the series of subordinated debt securities of the Note Issuer designated the _____% Junior Subordinated Deferrable Interest Notes due ____ held by the Property Trustee.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, a Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than pursuant to Section 2.4) shall include:

     (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer," when used with respect to the Guarantee Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any senior trust officer, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Senior Indebtedness" means, with respect to any Person, the principal of, any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) and other amounts in respect of all Indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to this Guarantee Agreement or to other Indebtedness that is pari passu with, or subordinated to, this Guarantee Agreement, provided, that Senior Indebtedness shall not be deemed to include (a) Indebtedness under this Guarantee Agreement, (b) any Indebtedness of such Person that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to such Person, (c) any Indebtedness of such Person to any of its Subsidiaries,

(d) any Indebtedness of such Person to any employee of such Person, and (e) trade accounts payable of such Person.

     "Subsidiary" means, in respect of any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Underwriting Agreement" means a underwriting agreement, purchase agreement or placement agreement executed and delivered by the Issuer, the Depositor, MRM and the underwriters named therein.

                                  ARTICLE II

                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act: Application

     (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or to be excluded, as the case may be.

     (b) If any provision of this Guarantee Agreement limits, qualifies or conflicts with any duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act by Section 318(c) thereof, such required provision shall control.

SECTION 2.2  List of Holders

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) 15 days after each Regular Record Date (as defined in the Indenture), a list in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of the applicable date, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such or in its capacity as Security Registrar (as defined in the Indenture). The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b)  The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Guarantee Trustee

     If required by Section 313(a) of the Trust Indenture Act, the Guarantee Trustee shall, within 60 days after each September 15 following the date of this Guarantee Agreement deliver to the Holders a brief report dated as of such September 15, which complies with the provisions of Section 313(a). The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to the Guarantee Trustee

     The Guarantor and MRM shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders, such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be provided within 120 days of the end of each fiscal year of the Guarantor or MRM, as the case may be.

SECTION 2.5  Evidence of Compliance with Conditions Precedent

     The Guarantor and MRM shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6  Events of Default; Waiver

     The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 2.7  Event of Default; Notice

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default, unless such defaults have been cured or waived before the giving of such notice, provided, that except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default from the Guarantor, MRM or a Holder.

SECTION 2.8  Conflicting Interests

     The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee

     (a) The rights, immunities, duties and responsibilities of the Guarantee Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section.

     (b) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(d) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (c) Without limiting the effect of the first sentence of Section 3.1(a), no provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its negligent failure to act or its own bad faith or willful misconduct, except that:

          (i) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made; and

          (ii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

     (d) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall be entitled to enforce this Guarantee for the benefit of the Holders.

SECTION 3.2  Certain Rights of the Guarantee Trustee

     (a)  Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor or MRM contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate of the Guarantor or MRM, as the case may be, unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee may consult with competent legal counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or MRM or any of their Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

          (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (viii) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (ix) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation preference of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3  Compensation

     The Guarantor and MRM jointly and severally agree to pay the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement.

     The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

SECTION 3.4  Indemnity

     The Guarantor and MRM, jointly and severally, agree to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

     The provisions of this Section 3.4 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                  ARTICLE IV

                               GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility

     (a)  There shall at all times be a Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor or MRM; and

          (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of the supervising or examining authority then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustees

     (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

     (b)  The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V

                          MUTUAL GROUP LTD. GUARANTEE

SECTION 5.1  Mutual Group Ltd. Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, other then the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer, through the Note Issuer, to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

SECTION 5.2  Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Notes or so provided by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of indebtedness of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e)  any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders

     The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; provided, however, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Guarantee Trustee in good faith shall, by a Responsible Officer or Officers of the Guarantee Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of the Holders not party to such direction, and provided, further, that nothing in this Guarantee Agreement shall impair the right of the Guarantee Trustee to take any action deemed proper by the Guarantee Trustee and which is not inconsistent with such direction; and
(d) any Holder may, to the extent permitted by law, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer, the Note Issuer or any other Person. The Guarantor waives any right or remedy to require that any such action on this Guarantee Agreement be brought first against the Issuer or any other Person or entity before so proceeding directly against the Guarantor.

SECTION 5.5  Guarantee of Payment

     This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Notes to Holders as provided in the Trust Agreement.

SECTION 5.6  Subrogation

     The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI

                      LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1  Limitation of Transactions

     The Guarantor covenants and agrees that it shall not (i) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the capital stock of the Guarantor or
(ii) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with or junior in interest to the Notes (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (B) as a result of an exchange or conversion of any class or series of the capital stock of the Guarantor (or any capital stock of a Subsidiary of the Guarantor), for any class or series of the capital stock of the Guarantor or of any class or series of the indebtedness of the Guarantor for any class or series of the capital stock of the Guarantor, (C) the purchase of fractional interests in shares of the capital stock of the Guarantor pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time the Guarantor shall have given notice of its election to begin an Extension Period with respect to the Notes as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SECTION 6.2  Ranking

     This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. The obligations of the Guarantor under this Guarantee Agreement do not constitute Company Senior Debt (as defined in the Indenture).

SECTION 6.3  Pari Passu Guarantees

     This Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of holders of preferred securities of any other MRM Capital Trust (as defined in the Indenture) or any trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or MRM or any Affiliate of the Guarantor or MRM in connection with the issuance by such entity of preferred securities or other securities which are similar to preferred securities that are guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Guarantee Agreement.

                                  ARTICLE VII

                                 MRM GUARANTEE

SECTION 7.1  MRM Guarantee

     MRM hereby agrees to unconditionally and irrevocably guarantee to each Holder the due and punctual payment of the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer or the Guarantor) when and as the same shall become due and payable in accordance with the terms of this Guarantee Agreement, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, other than the defense of payment. In case of the failure of the Guarantor punctually to make any such Guarantee Payments, MRM hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable and as if such payment were made by the Guarantor. MRM's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MRM to the Holders or by causing the Issuer, through the Note Issuer, or the Guarantor to pay such amounts to the Holders. MRM shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder. The Guarantee Trustee is entitled to enforce the guarantee by MRM on behalf of the Holders.

SECTION 7.2  Waiver of Notice and Demand

     MRM hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer, the Guarantor or any other Person before proceeding against MRM, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 7.3  Obligations Not Affected

     The obligations, covenants, agreements and duties of MRM under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer or the Guarantor of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer or the Guarantor;

     (b) the extension of time for the payment by the Issuer or the Guarantor of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Notes or so provided by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities or the Guarantee Agreement, or any action on the part of the Issuer or the Guarantor granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of indebtedness of, or other similar proceedings affecting, the Issuer or the Guarantor or any of the assets of the Issuer or the Guarantor;

     (e) any invalidity of, or defect or deficiency in, the Preferred Securities or the Guarantor's obligations under this Guarantee Agreement;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 7.3 that the obligations of MRM hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, MRM with respect to the happening of any of the foregoing.

SECTION 7.4  Rights of Holders

     MRM expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders;
(b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; provided, however, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Guarantee Trustee in good faith shall, by a Responsible Officer or Officers of the Guarantee Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of the Holders not party to such direction, and provided, further, that nothing in this Guarantee Agreement shall impair the right of the Guarantee Trustee to take any action deemed proper by the Guarantee Trustee and which is not inconsistent with such direction; and (d) any Holder may, to the extent permitted by law, institute a legal proceeding directly against MRM to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer, the
Note Issuer, the Guarantor or any other Person. MRM waives any right or remedy to require that any such action on this Guarantee Agreement be brought first against the Issuer, the Guarantor or any other Person or entity before so proceeding directly against MRM.

SECTION 7.5  Guarantee of Payment

     This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer or the Guarantor) or upon distribution of Notes to Holders as provided in the Trust Agreement.

SECTION 7.6  Subrogation

     MRM shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by MRM under this Guarantee Agreement; provided, that MRM shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to MRM in violation of the preceding sentence, MRM agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 7.7  Independent Obligations

     MRM acknowledges that its obligations hereunder are independent of the obligations of the Issuer and the Guarantor with respect to the Preferred Securities and this Guarantee Agreement, and that MRM shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 7.3 hereof.

SECTION 7.8  Net Payments.

     All payments required to be made hereunder by MRM shall be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which MRM is organized or resident for tax purposes (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If any withholding or deduction at source is required, MRM shall, subject to the limitations and exceptions set forth below, pay to the Holder of any Preferred Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in this Guarantee Agreement to be then due and payable (the "Additional Amounts"); provided, that MRM shall not be required to make payment of such Additional Amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder or the Owner of such Preferred Security: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or therein or otherwise had some connection with the relevant taxing jurisdiction or any political subdivision thereof or therein other than by reason of the mere ownership of, or receipt of payment under, such Preferred Security or this Guarantee Agreement; (B) presented such Preferred Security for payment in the relevant taxing jurisdiction or any political subdivision thereof or therein, unless such Preferred Security could not have been presented for payment elsewhere;

               or (C) presented such Preferred Security more than thirty (30) days after the date on which the payment in respect of such Preferred Security first became due and payable, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Preferred Security for payment on any day within such period of thirty (30) days;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

          (3) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by such Holder or such Owner to comply, within 90 days, with any reasonable request by MRM addressed to such Holder or such Owner (A) to provide information concerning the nationality, residence or identity of such Holder or such Owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof or therein as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Preferred Security to any Holder where the Owner of such Preferred Security is a fiduciary or partnership to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary with respect to such fiduciary or partner of such partnership who would not have been entitled to such Additional Amounts had it been the Holder of the Preferred Security.

     All references in this Guarantee Agreement to Guarantee Payments shall include any Additional Amounts payable by MRM in respect of such Guarantee Payments.

     In administering the provisions of this Section, the Guarantee Trustee shall be entitled to rely on, and MRM agrees to provide to it, the certifications provided to the Note Trustee under Section 15.3 of the Indenture. The Guarantee Trustee shall be entitled to the same indemnity available to the Note Trustee under the last sentence of the last paragraph of said Section 15.3.

                                  ARTICLE VII

                           RANKING OF MRM GUARANTEE

SECTION 8.1  Ranking

     This Guarantee Agreement will constitute an unsecured obligation of MRM and will rank subordinate and junior in right of payment to all Senior Indebtedness of MRM. The obligations of MRM under this Guarantee Agreement do not constitute Guarantor Senior Debt (as defined in the Indenture).

SECTION 8.2  Pari Passu Guarantees

     This Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by MRM on behalf of holders of preferred securities of any Trust (as defined in the Indenture) or any trust, partnership or other entity affiliated with MRM which is a financing vehicle of MRM or any Affiliate of MRM in connection with the issuance by such entity of preferred securities or other securities which are similar to preferred securities that are guaranteed by MRM pursuant to an instrument that ranks pari passu with or junior in right of payment to this Guarantee Agreement.

                                  ARTICLE IX

                                  TERMINATION

SECTION 9.1  Termination

     This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Notes to all Holders in exchange for the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement. The obligations of the Guarantor and MRM under Sections 3.3 and 3.4 shall survive any such termination.

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1  Successors and Assigns.

     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and of MRM and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease involving the Guarantor or MRM that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's or MRM's obligations, as the case may be, hereunder, neither the Guarantor nor MRM shall assign its obligations hereunder.

SECTION 10.2  Amendments

     Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least a Majority in liquidation preference of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders apply to the giving of such approval.

SECTION 10.3  Notices

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantee Trustee may give notice of to the Guarantor, MRM and the Holders):

          The Chase Manhattan Bank
          450 West 33rd Street
          New York, New York 10001
          Attention: Capital Markets Fiduciary Services
          Facsimile No.: (212) 946-___________________

     (b) If given to the Guarantor, at the Guarantor's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantor may give notice of to the Guarantee Trustee and the Holders):

          Mutual Group, Ltd.
          One Logan Square
          Suite 1500
          Philadelphia, Pennsylvania 19103
          Attn:  General Counsel and Secretary
          Facsimile No.: (215) 963-1610

     (c) If given to MRM, at MRM's mailing address or facsimile number set forth below (or such other address or facsimile number as MRM may give notice of to the Guarantee Trustee and the Holders):

          Mutual Risk Management, Ltd.
          44 Church Street
          Hamilton HMI2 Bermuda
          Attn:  General Counsel and Secretary
          Facsimile No.: (441) 295-1867

     (d) If given to the Issuer, at the Issuer's (and the Guarantee Trustee's) address or facsimile number set forth below or such other address or facsimile number as the Issuer or the Guarantee Trustee may give notice to the Guarantee Trustee (if given by the Issuer) and the Holders:

          MRM Capital Trust [  ]
          Mutual Group, Ltd.
          One Logan Square
          Suite 1500
          Philadelphia, Pennsylvania 19103
          Attn:  General Counsel and Secretary
          Facsimile No.: (215) 963-1610

          with a copy to:

          The Chase Manhattan Bank
          450 West 33rd Street
          New York, New York 10001
          Attention: Capital Markets Fiduciary Services
          Facsimile No.: (212) 946-_____________

     (e) If given to any Holder, at the address set forth on the books and records of the Issuer.

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

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 10.4  Benefit

     This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

SECTION 10.5  Governing Law

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 10.6  Submission to Jurisdiction

     Each of the Guarantor and MRM agrees that any judicial proceedings instituted in relation to any matter arising under this Guarantee Agreement may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Guarantee Agreement, each of the Guarantor and MRM hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. Each of the Guarantor and MRM also irrevocably and unconditionally waives for the benefit of the Guarantee Trustee and the Holders any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Guarantee Agreement. Each of the Guarantor and MRM hereby irrevocably designates and appoints for the benefit of the Guarantee Trustee and the Holders for the term of this Guarantee Agreement CT Corporation, 111 8th Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Richard
E. O'Brien, Senior Vice President and General Counsel, Mutual Risk Management Ltd., 44 Church Street, Hamilton, HM 12, Bermuda) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Guarantor and MRM to be effective and binding service on it in every respect whether or not the Guarantor or MRM shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Preferred Securities or the obligations of

MRM hereunder remain outstanding, or until the appointment of a successor by the Guarantor and MRM and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor and MRM shall notify the Guarantee Trustee of the name and address of such successor. The Guarantor and MRM further agree for the benefit of the Guarantee Trustee and the Holders to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as any of the Preferred Securities or the obligations of the Guarantor or MRM hereunder shall be outstanding. The Guarantee Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor or MRM to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Guarantee Trustee or any Holder to institute proceedings against the Guarantor or MRM in the courts of any other jurisdiction or jurisdictions.

SECTION 10.7  Counterparts

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS PREFERRED SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                             MUTUAL GROUP, LTD.


                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________


                                             MUTUAL RISK MANAGEMENT LTD.

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________


                                             THE CHASE MANHATTAN BANK,
                                             as Guarantee Trustee

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________

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